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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the following Registration Statements of Homestake Mining Company: Post-Effective Amendment No. 3 to No. 2-90905 on Form S-8 (originally filed on form S-3); No. 33-26049 on Form S-8; No. 2-66538 on Form S-8; Post-Effective Amendment No.1 to No. 33-48526 on Form S-8 (originally filed on Form S-4); No. 333-17357 on Form S-8; No. 333-17359 on Form S-8; No. 333-68253 on Form S-8; No. 333-43352 on Form S-
8; No. 333-24711 on Form S-3; No. 333-66311 on Form S-3; and No. 333-41434 on
Form S-3 of our report dated January 31, 2001, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP
                                          PricewaterhouseCoopers LLP

San Francisco, California
March 25, 2001